Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

(To Prospectus dated February 14, 2025,

Prospectus Supplement dated February 14, 2025 and Product Supplement No. EQUITY MLI-4 dated January 20, 2026)

337,500 Units $10 principal amount per unit CUSIP No. 38151X195	Pricing Date Settlement Date Maturity Date	November 5, 2026 November 13, 2026 November 13, 2029

GS Finance Corp.

Medium-Term Notes, Series F

guaranteed by The Goldman Sachs Group, Inc.

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF

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Automatically callable if the Closing Market Price of the iShares® Expanded Tech-Software Sector ETF (the “Market Measure”) on any Call Observation Date, occurring approximately one, two and three years after the pricing date, is at or above the applicable Call Value (the Call Value steps down over the term of the notes; see page TS-3). If the notes are called, on the relevant Call Payment Date you will receive the applicable Call Payment, and no further amounts will be payable on the notes
▪
The return on your notes is linked to the performance of the Market Measure, and not to that of the index on which the Market Measure is based.
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In the event of an automatic call, the amount payable per unit will be:
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$11.435 if called on the first Call Observation Date
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$12.87 if called on the second Call Observation Date
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$14.305 if called on the final Call Observation Date
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If not called on one of the first two Call Observation Dates, a maturity of approximately three years
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If not called on any of the Call Observation Dates, 1-to-1 downside exposure to decreases in the Market Measure from the Starting Value, with up to 100.00% of the principal amount at risk
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All payments are subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes
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No periodic interest payments
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Limited secondary market liquidity, with no exchange listing.

The notes are being issued by GS Finance Corp. (“GSFC”) and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (“GSG”). Investing in the notes involves a number of risks. There are important differences between the notes and a conventional debt security, including different investment risks and certain additional costs. See “Risk Factors” beginning on page TS-10 of this term sheet and page PS-7 of the accompanying product supplement, “Considerations Relating to Indexed Notes” beginning on page S-11 of the accompanying prospectus supplement and “Considerations Relating to Indexed Securities” beginning on page 101 of the accompanying prospectus.

The estimated value of your notes at the time the terms of your notes are set on the pricing date is equal to approximately $9.64 per $10 principal amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

________________________

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Note Prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

_________________________

	Per Unit	Total
Public offering price	$ 10.00	$3,375,000
Underwriting discount(1)	$ 0.15	$50,625
	$ 0.05	$16,875
Proceeds, before expenses, to GSFC	$ 9.80	$3,307,500
(1)
The underwriting discount reflects a sales commission of $0.15 per note and a structuring fee of $0.05 per note.

The notes and the related guarantee:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

Goldman Sachs & Co. LLC

November 5, 2026

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Summary

The Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029 (the “notes”) are our senior unsecured debt securities. Payments on the notes are fully and unconditionally guaranteed by GSG. The notes and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The notes will rank equally in right of payment with all of GSFC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and the related guarantee will rank equally in right of payment with all of GSG’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of GSFC, as issuer, and GSG, as guarantor. The notes will be automatically called if the Observation Value on any Call Observation Date is greater than or equal to the applicable Call Value. If your notes are called, you will receive the applicable Call Payment on the related Call Payment Date, and no further amounts will be payable on the notes. If the notes are not called, at maturity, you will lose more than 20.00%, and possibly all, of the principal amount of your notes depending on the negative performance of the Market Measure as measured from the Starting Value to the Ending Value. Any payments on the notes will be calculated based on the $10 principal amount per unit and will depend on the performance of the Market Measure, subject to our and GSG’s credit risk. See “Terms of the Notes” below.

The economic terms of the notes are based upon certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These variables will influence the economic terms of the notes and the initial estimated value of the notes on the pricing date. In addition, the underwriting discount and costs incurred in creating, documenting and marketing the notes will reduce the economic terms of the notes and the initial estimated value of the notes on the pricing date. For more information, see “Risk Factors — Valuation- and Market-related Risks — The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the public offering price of your notes.” on page TS-10 of this term sheet.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this term sheet, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this Note Prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this Note Prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this Note Prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $9.64 per $10 principal amount, which is less than the public offering price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $0.36 per $10 principal amount).

Prior to February 5, 2027, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through February 4, 2027). On and after February 5, 2027, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

Minimum Purchase Amount of Notes Offered Hereby

In connection with the initial offering of the notes, the minimum principal amount of notes that may be purchased by any investor is $100,000.

Stepdown Snowball Autocallable Notes	TS-2

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Terms of the Notes
Company (Issuer):	GS Finance Corp. (“GSFC”)
Guarantor:	The Goldman Sachs Group, Inc. (“GSG”)
Term:	Approximately three years, if not called on one of the first two Call Observation Dates.
Market Measure:	The iShares® Expanded Tech-Software Sector ETF (current Bloomberg symbol: “IGV UF Equity”).
Underlying Index:	With respect to the Market Measure, the index tracked by such Market Measure.
Principal Amount:

$10.00 per unit; $3,375,000 in the aggregate on the settlement date; the aggregate principal amount may be increased if the Company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date.

Subject to redemption by the Company as provided under “— Automatic Call Feature” below, on the maturity date the Company will pay, for each $10 of the outstanding principal amount, an amount, if any, in cash equal to the Redemption Amount.

Redemption Amount:

If the notes are not automatically called, on the maturity date the Company will pay, for each $10 of the outstanding principal amount, an amount, if any, in cash equal to:

If the notes are not called, this necessarily means that the Ending Value is less than 80.00% of the Starting Value. You will lose more than 20.00%, and possibly all, of the principal amount if the notes are not called.

Automatic Call Feature:

If, as measured on any Call Observation Date, the Observation Value is greater than or equal to the applicable Call Value, then the outstanding principal amount will be automatically called in whole and the Company will pay, for each $10 of the outstanding principal amount, an amount in cash on the following Call Payment Date equal to the Call Payment.

Call Payments (per Unit):

With respect to each Call Payment Date, the Call Payment is equal to the principal amount plus the applicable Call Premium.

$11.435 if called on the first Call Observation Date;

$12.87 if called on the second Call Observation Date; and

$14.305 if called on the final Call Observation Date.

Call Premiums:

$1.435, representing 14.35% of the principal amount, if called on the first Call Observation Date;

$2.87, representing 28.70% of the principal amount, if called on the second Call Observation Date; and

$4.305, representing 43.05% of the principal amount, if called on the final Call Observation Date.

Call Value:

For the first and second Call Observation Dates: $99.01, which is 100.00% of the Starting Value; and

For the final Call Observation Date: $79.21, which is 80.00% of the Starting Value (rounded to the nearest one-hundredth)

Starting Value:	$99.01, which is the Closing Market Price of the Market Measure on the pricing date.
Ending Value:	The Observation Value on the final Call Observation Date.
Observation Value:	The Closing Market Price of the Market Measure on the applicable Call Observation Date multiplied by the Price Multiplier on that day.
Call Observation Dates:

November 12, 2027, November 6, 2028 and November 5, 2029 (the final Call Observation Date), which are approximately one, two and three years after the pricing date. The scheduled Call Observation Dates are subject to postponement in the event of Market Disruption Events and non-Market Measure Business Days, as described beginning on page PS-24 of the accompanying product supplement. For purposes of the accompanying product supplement, each Call Observation Date is an “Observation Date.”

Final Calculation Day/Maturity Valuation Period:

November 5, 2029 (which will also be the final Call Observation Date), subject to postponement in the event of Market Disruption Events and non-Market Measure Business Days, as described beginning on page PS-25 of the accompanying product supplement.

Call Payment Dates:

The fifth business day following the applicable Call Observation Date, subject to postponement as described beginning on page PS-24 of the accompanying product supplement; provided however, that the Call Payment Date related to the final Call Observation Date will be the maturity date. For purposes of the accompanying product supplement, each Call Payment Date is a “payment date.”

Maturity Date:	November 13, 2029, subject to postponement as described beginning on page PS-25 of the accompanying product supplement.

Stepdown Snowball Autocallable Notes	TS-3

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Price Multiplier:	1, subject to adjustments for certain events relating to the Market Measure described beginning on PS-31 of the accompanying product supplement.
Fees and Charges:	The underwriting discount of $0.20 per unit listed on the cover page.
Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”), an affiliate of GSFC.
Authorized Denominations:	$10 or any integral multiple of $10 in excess thereof.
Overdue Principal Rate:	The effective Federal Funds rate.
Defeasance:	Not applicable.

Stepdown Snowball Autocallable Notes	TS-4

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Determining Payments on the Notes

Automatic Call Provision

The notes will be called automatically if the Observation Value on a Call Observation Date is greater than or equal to the applicable Call Value. If the notes are called, you will receive $10 per unit plus the applicable Call Premium due on the applicable Call Payment Date and no further amounts will be payable on the notes.

Redemption Amount Determination

If the notes are not automatically called, on the maturity date, you will receive a cash payment per unit determined as follows:

If the notes are not called, this necessarily means that the Ending Value is less than 80.00% of the Starting Value. You will lose more than 20.00%, and possibly all, of the principal amount if the notes are not called.

Stepdown Snowball Autocallable Notes	TS-5

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This term sheet constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

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Product supplement no. EQUITY MLI-4 dated January 20, 2026:

https://www.sec.gov/Archives/edgar/data/886982/000119312526016285/baml_prodsupp_no._equity.htm

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Prospectus supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

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Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

These documents (together with this term sheet, the “Note Prospectus”) have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) by calling 1-800-294-1322. Before you invest, you should read the Note Prospectus, including this term sheet, for information about us, GSG and this offering. Any prior or contemporaneous oral statement and any other written materials you may have received are superseded by the Note Prospectus. Certain terms used but not defined in this term sheet have the meanings set forth in the accompanying product supplement.

The information in this term sheet supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this term sheet as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this term sheet, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Stepdown Snowball Autocallable Notes	TS-6

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Investor Considerations

You may wish to consider an investment in the notes if:	The notes may not be an appropriate investment for you if:
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You anticipate that the Observation Value on at least one of the Call Observation Dates will be equal to or greater than the applicable Call Value and, in that case, you accept an early exit from your investment.
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You accept that the return on the notes will be limited to the return represented by the applicable Call Premium even if the percentage change in the value of the Market Measure is significantly greater than such return.
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You are willing to lose more than 20.00%, and possibly all, of the principal amount if the notes are not automatically called.
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You are willing to forgo the interest payments that are paid on conventional interest-bearing debt securities.
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You are willing to forgo dividends or other benefits of owning shares of the Market Measure or the stocks held by the Market Measure.
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You are willing to accept a limited or no market for sales of the notes prior to maturity, and understand that the market prices for the notes, if any, will be affected by various factors, including our and GSG’s actual and perceived creditworthiness, our credit spreads and fees and charges on the notes.
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You are willing to assume our credit risk, as issuer of the notes, and GSG’s credit risk, as guarantor of the notes, for all payments under the notes, including the Redemption Amount.

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You anticipate that the Observation Value will be less than the applicable Call Value on each Call Observation Date.
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You wish to make an investment that cannot be automatically called prior to maturity.
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You seek an uncapped return on your investment.
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You seek principal repayment or preservation of capital.
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You seek interest payments or other current income on your investment.
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You want to receive dividends or other distributions paid on the shares of the Market Measure or the stocks held by the Market Measure.
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You seek an investment for which there will be a liquid secondary market.
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You are unwilling or are unable to take market risk on the notes, to take our credit risk, as issuer of the notes, or to take GSG’s credit risk, as guarantor of the notes.

We urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes.

Stepdown Snowball Autocallable Notes	TS-7

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Examples of Hypothetical Payments

The following examples and table are for purposes of illustration only. They are based on hypothetical values and show hypothetical returns on the notes. They illustrate the calculation of the Call Payment or the Redemption Amount, as applicable, based on the hypothetical terms set forth below. The actual amount you receive and the resulting return will depend on the actual Starting Value, Call Values and Observation Values, whether the notes are automatically called and the term of your investment. The following examples do not take into account any tax consequences from investing in the notes. These examples are based on the following hypothetical terms:

1)
a Starting Value of 100.00;
2)
a Call Value of 100.00 for the first and second Call Observation Dates;
3)
a Call Value of 80.00 for the final Call Observation Date;
4)
an expected term of the notes of approximately three years, if the notes are not called on one of the first two Call Observation Dates;
5)
the Call Premium of 14.35% of the principal amount if the notes are called on the first Call Observation Date; 28.70% of the principal amount if called on the second Call Observation Date; and 43.05% of the principal amount if called on the final Call Observation Date; and
6)
the Call Observation Dates occurring approximately one, two and three years after the pricing date.

The hypothetical Starting Value of 100.00 used in these examples has been chosen for illustrative purposes only, and does not represent a likely actual Starting Value of the Market Measure. For recent actual values of the Market Measure, see “The Market Measure” section below. All payments on the notes are subject to issuer and guarantor credit risk.

Notes Are Called on a Call Observation Date

The notes will be called at $10.00 plus the applicable Call Premium if the Observation Value on one of the Call Observation Dates is equal to or greater than the applicable Call Value. After the notes are called, they will no longer remain outstanding and there will not be any further payments on the notes.

Example 1 - The Observation Value on the first Call Observation Date is 120.00. Therefore, the notes will be called at $10.00 plus the Call Premium of $1.435 = $11.435 per unit.

Example 2 - The Observation Value on the first Call Observation Date is below the applicable Call Value, but the Observation Value on the second Call Observation Date is 130.00. Therefore, the notes will be called at $10.00 plus the Call Premium of $2.87 = $12.87 per unit.

Example 3 - The Observation Value on each of the first two Call Observation Dates is below the applicable Call Value, but the Observation Value on the third and final Call Observation Date is 90.00. Therefore, the notes will be called at $10.00 plus the Call Premium of $4.305 = $14.305 per unit.

Notes Are Not Called on Any Call Observation Date (including the Final Calculation Day)

Example 4 - The notes are not called on any Call Observation Date. This necessarily means that the Ending Value is less than 80.00% of the Starting Value and you will lose more than 20.00%, and possibly all, of the principal amount of your investment. The Redemption Amount will be less than the principal amount and could be zero. For example, if the Ending Value is 50.00, the Redemption Amount per unit will be:

Stepdown Snowball Autocallable Notes	TS-8

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

For additional examples of hypothetical returns on the notes assuming the notes are not called on any Call Observation Date, please see the table below. The table illustrates the calculation of the Redemption Amount based on the hypothetical terms set forth above.

Ending Value	Percentage Change from the Starting Value to the Ending Value	Redemption Amount per Unit	Return on the Notes
0.00	-100.00%	$0.000	-100.00%
20.00	-80.00%	$2.000	-80.00%
30.00	-70.00%	$3.000	-70.00%
40.00	-60.00%	$4.000	-60.00%
50.00	-50.00%	$5.000	-50.00%
60.00	-40.00%	$6.000	-40.00%
70.00	-30.00%	$7.000	-30.00%
79.99	-20.01%	$7.999	-20.01%

Summary of the Hypothetical Examples

	Notes Are Called on a Call Observation Date		Notes Are Not Called on Any Call Observation Date
	Example 1	Example 2	Example 3	Example 4
Starting Value	100.00	100.00	100.00	100.00
Call Value on the First Call Observation Date	100.00	100.00	100.00	100.00
Call Value on the Second Call Observation Date	100.00	100.00	100.00	100.00
Call Value on the Final Call Observation Date	80.00	80.00	80.00	80.00
Observation Value on the First Call Observation Date	120.00	90.00	90.00	90.00
Observation Value on the Second Call Observation Date	N/A	130.00	90.00	90.00
Observation Value on the Final Call Observation Date	N/A	N/A	90.00	50.00
Return of the Market Measure	20.00%	30.00%	-10.00%	-50.00%
Return of the Notes	14.35%	28.70%	43.05%	-50.00%
Call Payment / Redemption Amount per Unit	$11.435	$12.87	$14.305	$5.00

Stepdown Snowball Autocallable Notes	TS-9

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Risk Factors

An investment in your notes is subject to the risks described below, as well as the risks and considerations described under “Risk Factors” beginning on page PS-7 of the accompanying product supplement, “Considerations Relating to Indexed Notes” beginning on page S-11 of the accompanying prospectus supplement and “Considerations Relating to Indexed Securities” beginning on page 101 of the accompanying prospectus. You should carefully review these risks and considerations as well as the more detailed explanation of risks described in the accompanying prospectus, the accompanying prospectus supplement and the accompanying product supplement. You should also review the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying product supplement. Your notes are a riskier investment than ordinary debt securities. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. We also urge you to consult your investment, legal, tax, accounting, and other advisors before you invest in the notes. Also, your notes are not equivalent to investing directly in the Market Measure or the stocks held by the Market Measure to which your notes are linked.

Structure-related Risks

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There is no fixed principal repayment amount on the notes at maturity. If the notes are not called, you will lose more than 20.00%, and possibly all, of the principal amount, depending on the negative performance of the Market Measure as measured from the Starting Value to the Ending Value.
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Payments on the notes will not reflect changes in the value of the Market Measure other than on the Call Observation Dates. As a result, even if the value of the Market Measure increases during the term of the notes, you will not receive any Call Payment if the Observation Value on each Call Observation Date is less than the applicable Call Value. Similarly, if the notes are not called, you will receive a Redemption Amount that is less than the principal amount, even if the value of the Market Measure was greater than the applicable Call Value prior to such Final Calculation Day (which will also be the final Call Observation Date).
▪
If the notes are called, you will be subject to reinvestment risk, and you will lose the opportunity to receive any higher Call Premium that otherwise might have been payable on a later date.
▪
Your return on the notes may be less than the yield you could earn by owning a conventional fixed or floating rate debt security of comparable maturity.
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Your investment return will be limited to the return represented by the applicable Call Premium and may be less than a comparable investment directly in the Market Measure or the stocks held by the Market Measure. If, on a Call Observation Date, the Observation Value is greater than or equal to the applicable Call Value, we will automatically call the notes. If the notes are automatically called, your return will be limited to the applicable Call Premium, regardless of the extent of the increase in the value of the Market Measure.
▪
Payments on the notes are subject to the credit risk of GSFC, as issuer, and the credit risk of GSG, as guarantor, and any actual or perceived changes in our or GSG’s creditworthiness are expected to affect the value of the notes. If we and GSG become insolvent or are unable to pay our respective obligations, you may lose your entire investment.

Valuation- and Market-related Risks

▪
The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the public offering price of your notes. The public offering price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Notes”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GSFC, as issuer, the creditworthiness of GSG, as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the pricing date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “Risk Factors — Valuation- and Market-related Risks — The notes are not designed to be short-term trading instruments, and if you attempt to sell the notes prior to

Stepdown Snowball Autocallable Notes	TS-10

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount.” on page PS-11 of the accompanying product supplement.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the pricing date and the public offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of GSG. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Risk Factors — Valuation- and Market-related Risks — Your notes may not have an active trading market.” on page PS-11 of the accompanying product supplement.

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A trading market is not expected to develop for the notes. None of us, GSG, GS&Co. or MLPF&S is obligated to make a market for, or to repurchase, the notes. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

Conflict-related Risks

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Our hedging and trading activities (including trades in shares of the Market Measure or the stocks held by the Market Measure) and any hedging and trading activities we, GSG, GS&Co., MLPF&S or our other or their affiliates engage in that are not for your account or on your behalf, may affect the market value and return of the notes and may create conflicts of interest with you.
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There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent.

Market Measure-related Risks

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The policies of the Market Measure’s investment advisor and the sponsor of the Market Measure’s Underlying Index could affect the amount payable on your notes and their market value, and neither has any obligation to consider your interests.
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There is no assurance that an active trading market will continue for the Market Measure or that there will be liquidity in any such trading market; further, the Market Measure is subject to management risks, securities lending risks and custody risks.
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The Market Measure and its Underlying Index are different and the performance of the Market Measure may not correlate with the performance of its Underlying Index.
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You will have no rights of a holder of the Market Measure or the stocks held by the Market Measure, and you will not be entitled to receive the stocks held by or dividends or other distributions on the Market Measure.
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While we, GSG, GS&Co., MLPF&S and our other or their affiliates may from time to time own securities of companies held by the Market Measure, we, GSG, GS&Co., MLPF&S and our other or their affiliates do not control any company held by the Market Measure, and have not verified any disclosure made by any other company.
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Payments on the notes will not be adjusted for all events that could affect the Market Measure. See “Description of the Notes— Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds” beginning on page PS-31 of the accompanying product supplement.

Tax-related Risks

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The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes. See “Summary Tax Consequences” below and “U.S. Federal Income Tax Summary” beginning on page PS-46 of the accompanying product supplement.

Stepdown Snowball Autocallable Notes	TS-11

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Additional Risk Factors

Additional Structure-related Risks

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The return on your notes may change significantly despite only a small change in the value of the Market Measure. If your notes are not automatically called, you will receive less than the principal amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the Ending Value to the applicable Call Value will not result in a loss of principal on the notes, a decrease in the Ending Value to less than the applicable Call Value will result in a loss of a significant portion of the principal amount of the notes despite only a small change in the value of the Market Measure.

Additional Market Measure-related Risks

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The Market Measure Is Concentrated in the Technology Sector and Does Not Provide Diversified Exposure. The Market Measure stocks are not diversified and are concentrated in the software industry, with certain Market Measure stocks also selected from the interactive home entertainment and interactive media and services sub-industries, which means the Market Measure is more likely to be more adversely affected by any negative performance of companies in such industries than a Market Measure that includes more diversified stocks across a number of sectors.

The technology sector (an industry category that is broader than, and includes, the industries of which the Market Measure stocks are a part) represents a significant portion of the Market Measure and, to the extent that continues, the Market Measure is more likely to be more adversely affected by any negative performance of the technology sector than a Market Measure that includes more diversified stocks across a number of sectors. Technology companies and companies that rely heavily on technological advances may have limited product lines, markets, financial resources, supply chains and personnel. These companies typically face intense competition, potentially rapid product obsolescence and changes in product cycles and customer preferences. They may face unexpected risks and costs associated with technological developments, such as artificial intelligence and machine learning. Technology companies also depend heavily on intellectual property rights and may be adversely affected by the loss or impairment of those rights. Technology companies may also face increased government scrutiny and may be subject to adverse government or legal action.

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The notes are subject to risks associated with foreign securities markets. The Market Measure includes certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the Market Measure may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Government regulatory action, including legislative acts and executive orders, could result in material changes to the composition of a Market Measure comprised of securities from one or more foreign securities markets and could negatively affect your investment in the notes. Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a Market Measure comprised of securities from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the securities that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to securities that are currently included in a Market Measure or that in the future are included in a Market Measure, such securities may be removed from a Market Measure. If government regulatory action results in the removal of securities that have (or historically have had) significant weight in a Market Measure, such removal could have a material and negative effect on the value of such Market Measure and, therefore, your investment in the notes. Similarly, if securities that are subject to those executive orders or subject to other government regulatory action are not removed from a Market Measure, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States

Stepdown Snowball Autocallable Notes	TS-12

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

law. Any failure to remove such securities from a Market Measure could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.
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The notes are subject to foreign currency exchange rate risk. The Market Measure holds securities traded outside of the United States. Its share price will fluctuate based upon its net asset value, which will in turn depend in part upon changes in the value of the currencies in which the securities held by the Market Measure are traded. Accordingly, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the Market Measure are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the net asset value of the Market Measure will be adversely affected and the price of the Market Measure may decrease.
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Even though currencies trade around-the-clock, your notes will not. Your notes are linked to a Market Measure that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the Market Measure is denominated or in which the stocks held by the Market Measure trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the Market Measure used to calculate the amount payable on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Stepdown Snowball Autocallable Notes	TS-13

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

The Market Measure

The shares of the iShares® Expanded Tech-Software Sector ETF (the “Market Measure”) are issued by the iShares® Trust (the “trust”), a registered investment company.

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The Market Measure is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P North American Expanded Technology Software IndexTM (the “Underlying Index”). The Underlying Index measures the performance of U.S.-traded stocks from the software industry and select companies from the interactive home entertainment and interactive media and services sub-industries in the U.S. and Canada.
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The return on your notes is linked to the performance of the Market Measure, and not to that of the Underlying Index on which the Market Measure is based. The Market Measure follows a strategy of “representative sampling,” which means the Market Measure’s holdings are not the same as those of its Underlying Index. The performance of the Market Measure may significantly diverge from that of its Underlying Index.
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The Market Measure’s investment advisor is BlackRock Fund Advisors.
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The Market Measure’s shares trade on the Cboe BZX under the ticker symbol “IGV”.
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The trust’s SEC CIK Number is 0001100663.
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The Market Measure’s inception date was July 10, 2001.

Where Information About the Market Measure Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the Market Measure (including its fees, the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the Market Measure’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this term sheet.

Neither we, GSG, GS&Co., MLPF&S nor our other or their affiliates make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Market Measure From the Trust’s Publicly Available Information

This term sheet relates only to your note and does not relate to the Market Measure. We have derived all information about the Market Measure in this term sheet from the publicly available information referred to in the preceding subsection. Neither we, GSG, GS&Co., MLPF&S nor our other or their affiliates have participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the Market Measure in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this term sheet — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the Market Measure — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Market Measure could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we, GSG, GS&Co., MLPF&S nor our other or their affiliates make any representation to you as to the performance of the Market Measure.

We, GSG, GS&Co., MLPF&S or our other or their affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we, GSG, GS&Co., MLPF&S or our other or their affiliates may acquire non-public information about the trust and, in addition, one or more of us, GSG, GS&Co., MLPF&S or our other or their affiliates may publish research reports about the Market Measure. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Historical Closing Market Prices of the Market Measure

The Closing Market Price of the Market Measure has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the Market Measure has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the Closing Market Price of the Market Measure during the period shown below is not an indication that the Market Measure is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of the Market Measure as an indication of the future performance of the Market Measure, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the Market Measure or the stocks held by the Market Measure will result in you receiving an amount greater than the outstanding principal amount of your notes on the maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the Market Measure. Before investing in the offered notes, you should consult publicly available information to determine the prices of the Market Measure between the date of this term sheet and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay

Stepdown Snowball Autocallable Notes	TS-14

Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

particular attention to recent prices of the Market Measure. The actual performance of the Market Measure over the life of the offered notes, as well as the Redemption Amount, may bear little relation to the historical Closing Market Prices shown below.

The graph below shows the daily historical Closing Market Prices of the Market Measure from January 1, 2016 through November 5, 2026. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the price of most equity ETFs. We obtained the Closing Market Prices in the graph below from Bloomberg Financial Services, without independent verification.

On November 5, 2026, the Closing Market Price of the Market Measure was $99.01.

Historical Performance of the Market Measure

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Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Supplement to the Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page PS-43 of the accompanying product supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GSFC estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GSFC will sell to GS&Co., and GS&Co. will purchase from GSFC, the aggregate principal amount of the offered notes specified on the front cover of this term sheet. MLPF&S will purchase the notes from GS&Co. for resale, and will receive a discount in connection with the sale of the notes in an amount up to the full amount of underwriting discount set forth on the cover of this term sheet. MLPF&S will offer the notes at the public offering price set forth on the cover page hereto. GS&Co. is an affiliate of GSFC and GSG and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We will pay a fee to LFT Securities, LLC for providing certain electronic platform services with respect to this offering, which will reduce the economic terms of the notes to you. An affiliate of MLPF&S has an ownership interest in LFT Securities, LLC.

In connection with the initial offering of the notes, the minimum principal amount of notes that may be purchased by any investor is $100,000.

We will deliver the notes against payment therefor in New York, New York on the settlement date set forth on the cover page of this term sheet. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system. If you place an order to purchase the notes, you are consenting to MLPF&S and/or one of its affiliates acting as a principal in effecting the transaction for your account.

The value of the notes shown on your account statement will be based on GS&Co.’s estimate of the value of the notes if GS&Co. were to make a market in the notes, which they are not obligated to do. That estimate will be based upon the price that GS&Co. may pay for the notes in light of then-prevailing market conditions and other considerations as described under “Risk Factors — Valuation- and Market-related Risks — The estimated value of your notes at the time the terms of your notes are set on the pricing date (as determined by reference to pricing models used by GS&Co.) is less than the public offering price of your notes.” on page TS-10 of this term sheet.

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Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Structuring the Notes

The notes are our debt securities, the return on which is linked to the performance of the Market Measure. The related guarantees are GSG’s obligations. As is the case for all of our debt securities, including our market-linked notes, the economic terms of the notes reflect our and GSG’s actual or perceived creditworthiness at the time of pricing. The economic terms of the notes are based upon certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These variables will influence the economic terms of the notes and the initial estimated value of the notes on the pricing date. In addition, the underwriting discount and costs incurred in creating, documenting and marketing the notes will reduce the economic terms of the notes and the initial estimated value of the notes on the pricing date.

At maturity, if not previously automatically called, we are required to pay the Redemption Amount to holders of the notes, which will be calculated based on the performance of the Market Measure and the $10 per unit principal amount. In order to meet these payment obligations, at the time we issue the notes, we have entered into, or expect to enter into, certain hedging arrangements (which may include call options, put options or other derivatives) with GS&Co. or one of our other affiliates. The terms of these hedging arrangements may take into account a number of factors, including our and GSG’s creditworthiness, interest rate movements, the volatility of the Market Measure, the tenor of the notes and the tenor of the hedging arrangements. See “Hedging” on page PS-22 in the accompanying product supplement for additional information.

For further information, see “Risk Factors—Valuation- and Market-related Risks” and “—Conflict-related Risks” beginning on page PS-10 and PS-13, respectively, and “Use of Proceeds” on page PS-22 of the accompanying product supplement.

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Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Validity of the Notes and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this term sheet have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

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Stepdown Snowball Autocallable Notes Linked to the iShares® Expanded Tech-Software Sector ETF, due November 13, 2029

Summary Tax Consequences

You should consider the U.S. federal income tax consequences of an investment in the notes, including the following:

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There is no statutory, judicial, or administrative authority directly addressing the characterization of the notes.
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You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the notes for all tax purposes as callable single financial contracts with respect to the Market Measure.
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No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
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Under this characterization and tax treatment of the notes, a U.S. Holder generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the notes prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you hold the notes for more than one year.
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Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to notes that are issued as of the date of this term sheet unless such notes are “delta-one” instruments.
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The constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-46 of the accompanying product supplement.

Where You Can Find More Information

We and GSG have filed a registration statement (including a product supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this term sheet relates. Before you invest, you should read the Note Prospectus, including this term sheet, and the other documents relating to this offering that we and GSG have filed with the SEC, for more complete information about us, GSG and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov or, alternatively, by calling MLPF&S toll-free at 1-800-294-1322.

Stepdown Snowball Autocallable Notes	TS-19